Exhibit 99.1
Remy International, Inc. Announces First Quarter 2014 Results
PENDLETON, Ind., April 30, 2014 /PRNewswire/ -- Remy International, Inc. (NASDAQ:REMY), a leading worldwide manufacturer, remanufacturer, and distributor of starter motors and alternators for light vehicle and commercial vehicle applications, multi-line products and hybrid electric motors, today announced its financial results for the first quarter ended March 31, 2014.

Financial Results	Three months ended March 31,
	2014	2013
Net sales	$300.3 million	$281.7 million
Net income	$9.5 million	$1.8 million
Diluted earnings per share	$0.30	$0.04
Adjusted net income	$11.4 million	$9.3 million
Adjusted diluted earnings per share	$0.36	$0.28
Net cash used in operating activities	$(9.2) million	$(16.3) million
Adjusted EBITDA	$33.5 million	$31.3 million

First Quarter Highlights

•	Net sales of $300.3 million for the first quarter of 2014, an increase of 7% compared to $281.7 million for the first quarter of 2013.

•	Adjusted EBITDA of $33.5 million for the first quarter of 2014 compared to $31.3 million for the first quarter of 2013.

•	Adjusted net income was $11.4 million for the first quarter of 2014 compared to $9.3 million for the first quarter of 2013.

•
On January 13, 2014, we acquired substantially all of the assets of United Starters and Alternators Industries, Inc. ("USA Industries"). USA Industries is a leading North American distributor of premium quality remanufactured and new alternators, starters, constant velocity (CV) axles and disc brake calipers for the light-duty aftermarket.

•	On April 30, 2014, the Board of Directors declared a quarterly dividend of $0.10 per share payable on May 30, 2014 to stockholders of record as of May 16, 2014.

“Our sales were strong compared  to last year with increased heavy duty and  aftermarket sales offsetting the light duty sales headwinds.  Last year’s investments in China and Light Duty Aftermarket are paying dividends as we realized a 25% increase in North America Light Duty Aftermarket sales and a 72% increase in China sales compared to last year,” stated Fred Knechtel, Remy International, Inc. Sr. Vice President, CFO and Treasurer.

Jay Pittas, Remy International, Inc. President and CEO commented, “Looking forward, Remy is well positioned to build on its accomplishments.  We see signs of improvement in the global economy and anticipate stronger sales in 2014.  Long term industry fundamentals remain favorable and support continued global growth in vehicle and component sales.  Our customer, product and regional diversification, OE and aftermarket mix, combined with our strategic investments to capture growth in the rapidly expanding markets of the world, provide a solid foundation for the future.”

About Remy International, Inc.
Founded by the Remy Brothers in 1896, Remy International, Inc. is a leading global manufacturer and remanufacturer of alternators, starter motors and electric traction motors. Headquartered in Pendleton, IN, with global operations across five continents and 10 countries, Remy International markets products under the Delco Remy®, Remy®, World Wide Automotive® and USA Industries® brands. Known for innovation, efficiency, quality, and best-in-class customer service and support, Remy International’s products are integrated by leading industrial, specialty, automotive and heavy-duty OEMs, and aftermarket providers worldwide. We Start the World & Keep It RunningTM.
Conference Call
Remy will host a call with investors and analysts to discuss first quarter 2014 results on Thursday, May 1, 2014 beginning at 9:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Remy Investor Relations website at http://www.remyinc.com. The conference call replay will also be available via webcast through the Remy Investor Relations website at http://www.remyinc.com.

Use of Non-U.S. GAAP Financial Information
Accounting principles generally accepted in the United States (U.S. GAAP) is the standard framework of guidelines for financial accounting. U.S. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with U.S. GAAP, Remy has provided Adjusted net income, Adjusted diluted earnings per share, and Adjusted EBITDA, non-U.S. GAAP financial measures, which are frequently used by management, analysts, investors and other interested parties. Management believes that the non-U.S. GAAP financial measures presented provide a useful measure of Remy’s financial performance since they exclude certain items which do not reflect ongoing operations. A reconciliation of U.S. GAAP net income to Adjusted net income and Adjusted diluted earnings per share is provided herein. Adjusted EBITDA is defined by the Company as net income attributable to common stockholders before (i) interest expense–net, (ii) income tax expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) net income attributable to noncontrolling interest, (vi) restructuring, other charges and other impairment charges, (vii) loss on extinguishment of debt and refinancing fees, (viii) executive officer separation cost, (ix) certain purchase accounting finished goods inventory step-up costs and (x) other adjustments. Adjusted EBITDA as defined by the Company may differ from non-U.S. GAAP measures used by other companies and is not a measurement under U.S. GAAP. There are limitations inherent in non-U.S. GAAP financial measures in that they exclude a variety of charges and credits that are required to be included in a U.S. GAAP presentation, and therefore do not present the full measure of the Company's recorded costs against its revenue. Accordingly, in analyzing Remy’s future financial performance, non-U.S. GAAP results presented should be considered together with U.S. GAAP results, rather than as an alternative to U.S. GAAP basis financial measures. Reconciliations of non-U.S. GAAP measures to related U.S. GAAP measures are presented in the financial schedules which accompany this release.
Forward Looking Statements
This press release contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from anticipated results. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events to reflect the new information, future events, or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, future financial results and liquidity, development of new products and services, the effect of competitive products or pricing, the effect of commodity and raw material prices, the impact of supply chain cost management initiatives, restructuring risks, customs duty claims, litigation uncertainties and warranty claims, conditions in the automotive industry, foreign currency fluctuations, costs related to re-sourcing and outsourcing products, the effect of economic conditions, and other risks identified in the “Special note regarding forward-looking statements”, “Risk Factors” and other sections of the Company's previously filed most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

A copy of the first quarter 2014 Form 10-Q will be available on the Remy International Website at:
http://www.remyinc.com under Investor Relations.
Investor Contact: Fred Knechtel, Sr. Vice President, CFO and Treasurer
Knechtel.Fred@remyinc.com
(765) 778-6871
SOURCE : Remy International, Inc.

Remy International, Inc.
Index of consolidated financial information

Consolidated balance sheets as of March 31, 2014 (unaudited) and December 31, 2013	A-2
Consolidated statements of operations (unaudited) for the three months ended March 31, 2014 and March 31, 2013	A-3
Consolidated statements of cash flows (unaudited) for the three months ended March 31, 2014 and March 31, 2013	A-4
Reconciliation of non-U.S. GAAP financial measures (unaudited) for the three months ended March 31, 2014 and March 31, 2013	A-5
Reconciliation of U.S. GAAP net income to adjusted net income (unaudited) for the three months ended March 31, 2014	A-6
Reconciliation of U.S. GAAP net income to adjusted net income (unaudited) for the three months ended March 31, 2013	A-7

The accompanying unaudited consolidated financial information and reconciliation schedules should be read in conjunction with the Remy International, Inc. Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the period ended March 31, 2014, which were filed with the United States Securities and Exchange Commission.

Remy International, Inc.
Consolidated balance sheets

	March 31,	December 31,
(In thousands, except share information)	2014	2013
Assets:	(unaudited)
Current assets:
Cash and cash equivalents	$55,827	$114,884
Trade accounts receivable (less allowances of $1,635 and $1,583)	237,991	191,548
Other receivables	21,338	21,023
Inventories	178,685	159,340
Deferred income taxes	38,491	36,329
Prepaid expenses and other current assets	10,689	11,151
Total current assets	543,021	534,275

Property, plant and equipment	253,457	249,326
Less accumulated depreciation and amortization	(108,943)	(103,715)
Property, plant and equipment, net	144,514	145,611

Deferred financing costs, net of amortization	3,635	3,802
Goodwill	286,233	271,418
Intangibles, net	99,653	89,909
Other noncurrent assets	77,568	72,040
Total assets	$1,154,624	$1,117,055

Liabilities and Equity:
Current liabilities:
Short-term debt	$5,265	$2,369
Current maturities of long-term debt	3,390	3,392
Accounts payable	194,924	168,491
Accrued interest	101	92
Accrued restructuring	284	1,026
Other current liabilities and accrued expenses	116,191	110,179
Total current liabilities	320,155	285,549

Long-term debt, net of current maturities	293,075	293,835
Postretirement benefits other than pensions	1,573	1,628
Accrued pension benefits	18,591	19,103
Deferred income taxes	1,120	1,000
Other noncurrent liabilities	26,796	24,783

Equity:
Remy International, Inc. stockholders' equity:
Common stock, Par value of $0.0001; 31,995,332 shares outstanding at March 31, 2014, and 31,981,544 shares outstanding at December 31, 2013	3	3
Treasury stock, at cost; 457,107 treasury shares at March 31, 2014, and 267,924 treasury shares at December 31, 2013	(3,981)	(1,477)
Additional paid-in capital	323,023	320,687
Retained earnings	219,747	213,418
Accumulated other comprehensive loss	(45,478)	(41,474)
Total Remy International, Inc. stockholders' equity	493,314	491,157
Total liabilities and equity	$1,154,624	$1,117,055

Remy International, Inc.
Consolidated statements of operations
(Unaudited)

	Three months ended March 31,
(In thousands, except per share amounts)	2014	2013

Net sales	$300,294	$281,726
Cost of goods sold	245,827	226,747
Gross profit	54,467	54,979
Selling, general, and administrative expenses	33,339	40,150
Restructuring and other charges	314	681
Operating income	20,814	14,148
Interest expense–net	5,636	6,337
Loss on extinguishment of debt and refinancing fees	—	4,256
Income before income taxes	15,178	3,555
Income tax expense	5,711	1,712
Net income	9,467	1,843
Less net income attributable to noncontrolling interest	—	563
Net income attributable to common stockholders	$9,467	$1,280

Basic earnings per share:
Earnings per share	$0.30	$0.04
Weighted average shares outstanding	31,379	31,104
Diluted earnings per share:
Earnings per share	$0.30	$0.04
Weighted average shares outstanding	31,550	31,261
Dividends declared per common share	$0.10	$0.10

Remy International, Inc.
Consolidated statements of cash flows
(Unaudited)

	Three months ended March 31,
(In thousands)	2014	2013
Cash flows from operating activities:
Net income	$9,467	$1,843
Adjustments to reconcile net income to cash used in operating activities:
Depreciation and amortization	8,655	8,213
Amortization of debt issuance costs	249	360
Loss on extinguishment of debt and refinancing fees	—	4,256
Stock-based compensation	1,219	1,497
Deferred income taxes	908	(4,133)
Accrued pension and postretirement benefits, net	(434)	(21)
Restructuring and other charges	314	681
Cash payments for restructuring charges	(1,056)	(2,163)
Other	528	38
Changes in operating assets and liabilities, net of restructuring charges:
Accounts receivable	(39,451)	(21,247)
Inventories	(5,449)	(12,428)
Accounts payable	21,237	7,086
Other current assets and liabilities, net	(3,145)	1,528
Other noncurrent assets and liabilities, net	(2,200)	(1,841)
Net cash used in operating activities	(9,158)	(16,331)

Cash flows from investing activities:
Purchases of property, plant and equipment	(6,437)	(5,720)
Net proceeds on sale of assets	39	28
Acquisition of USA Industries, Inc., net of cash acquired of $109	(40,391)	—
Net cash used in investing activities	(46,789)	(5,692)

Cash flows from financing activities:
Change in short-term debt and revolver	2,934	1,689
Payments made on long-term debt, including capital leases	(844)	(287,870)
Proceeds from issuance of long-term debt	—	299,250
Dividend payments on common stock	(3,397)	(3,197)
Purchase of treasury stock	(2,504)	(1,225)
Debt issuance costs	—	(3,443)
Other	1,142	—
Net cash (used in) provided by financing activities	(2,669)	5,204

Effect of exchange rate changes on cash and cash equivalents	(441)	(1,879)
Net decrease in cash and cash equivalents	(59,057)	(18,698)
Cash and cash equivalents at beginning of period	114,884	111,733
Cash and cash equivalents at end of period	$55,827	$93,035
Supplemental information:
Noncash investing and financing activities:
Purchases of property, plant and equipment in accounts payable	$1,634	$2,630

Remy International, Inc.
Reconciliation of non-U.S. GAAP financial measures
(Unaudited)

Adjusted EBITDA is not a measure of performance defined in accordance with U.S. GAAP. We use adjusted EBITDA as a supplement to our U.S. GAAP results in evaluating our business. Other companies in our industry define adjusted EBITDA differently from us and, as a result, our measure is not comparable to similarly titled measures used by other companies in our industry.

We define adjusted EBITDA as net income attributable to common stockholders before interest expense–net, income tax expense, depreciation and amortization, stock-based compensation expense, net income attributable to noncontrolling interest, restructuring, other charges and other impairment charges, loss on extinguishment of debt and refinancing fees, executive officer separation cost, certain purchase accounting finished goods inventory step-up costs and other adjustments as set forth in the reconciliations provided below.

Adjusted EBITDA is one of the key factors upon which we assess performance. As an analytical tool, adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it excludes items that we do not believe reflect our ongoing operating performance.

Adjusted EBITDA should not be considered as an alternative to net income as an indicator of our performance, as an alternative to net cash provided by operating activities as a measure of liquidity, or as an alternative to any other measure prescribed by U.S. GAAP. There are limitations to using non-U.S. GAAP measures such as adjusted EBITDA. Although we believe that adjusted EBITDA may make an evaluation of our operating performance more consistent because it removes items that do not reflect our ongoing operations, adjusted EBITDA excludes certain financial information that some may consider important in evaluating our performance.

The following table sets forth a reconciliation of adjusted EBITDA to its most directly comparable U.S. GAAP measure, net income attributable to common stockholders.

	Three months ended March 31,
(In thousands)	2014	2013

Net income attributable to common stockholders	$9,467	$1,280
Adjustments:
Interest expense–net	5,636	6,337
Income tax expense	5,711	1,712
Depreciation and amortization	8,655	8,213
Stock-based compensation expense	1,219	1,497
Net income attributable to noncontrolling interest	—	563
Restructuring and other charges	314	681
Loss on extinguishment of debt and refinancing fees	—	4,256
Executive officer separation	—	7,000
Purchase accounting finished goods inventory step-up	2,509	—
Other	—	(264)
Total adjustments	24,044	29,995
Adjusted EBITDA	$33,511	$31,275

Remy International, Inc.
Reconciliation of U.S. GAAP net income to adjusted net income
(Unaudited)

(In thousands, except per share amounts)	Three months ended March 31, 2014 (As Reported)	Non-GAAP Adjustments		Three months ended March 31, 2014 (Adjusted)
Net sales	$300,294	$—		$300,294
Cost of goods sold	245,827	(2,792)	(a)	243,035
Gross profit	54,467	2,792		57,259
Selling, general, and administrative expenses	33,339	—		33,339
Restructuring and other charges	314	(314)	(b)	—
Operating income	20,814	3,106		23,920
Interest expense–net	5,636	—		5,636
Loss on extinguishment of debt and refinancing fees	—			—
Income before income taxes	15,178	3,106		18,284
Income tax expense	5,711	1,156	(c)	6,867
Net income	9,467	1,950		11,417
Less net income attributable to noncontrolling interest	—	—		—
Net income attributable to common stockholders	$9,467	$1,950		$11,417

Basic earnings per share:
Earnings per share	$0.30			$0.36
Weighted average shares outstanding	31,379			31,379
Diluted earnings per share:
Earnings per share	$0.30			$0.36
Weighted average shares outstanding	31,550			31,550

(a)    Represents the elimination of finished goods inventory step-up of $2,509,000, customer relationships amortization of $237,000 and lease intangible amortization of $46,000.
(b)    Represents the elimination of restructuring and other charges.
(c)    Represents the tax impact of Non-GAAP adjustments by using the appropriate tax rate of the jurisdictions where the charges were incurred.

Remy International, Inc.
Reconciliation of U.S. GAAP net income to adjusted net income
(Unaudited)

(In thousands, except per share amounts)	Three months ended March 31, 2013 (As Reported)	Non-GAAP Adjustments		Three months ended March 31, 2013 (Adjusted)
Net sales	$281,726	$—		$281,726
Cost of goods sold	226,747	—		226,747
Gross profit	54,979	—		54,979
Selling, general, and administrative expenses	40,150	(7,000)	(a)	33,150
Restructuring and other charges	681	(681)	(b)	—
Operating income	14,148	7,681		21,829
Interest expense–net	6,337	—		6,337
Loss on extinguishment of debt and refinancing fees	4,256	(4,256)	(c)	—
Income before income taxes	3,555	11,937		15,492
Income tax expense	1,712	4,479	(d)	6,191
Net income	1,843	7,458		9,301
Less net income attributable to noncontrolling interest	563	—		563
Net income attributable to common stockholders	$1,280	$7,458		$8,738

Basic earnings per share:
Earnings per share	$0.04			$0.28
Weighted average shares outstanding	31,104			31,104
Diluted earnings per share:
Earnings per share	$0.04			$0.28
Weighted average shares outstanding	31,261			31,261

(a)    Represents the lump sum cash payment of $7,000,000 pursuant to the terms of the Transition, Noncompetition and Release Agreement with John H. Weber, our former President and Chief Executive Officer, effective February 28, 2013.
(b)    Represents the elimination of restructuring and other charges.
(c)    Represents the loss on extinguishment of debt and refinancing fees of $4,256,000 as a result of the refinancing of our Term B Loan syndication.
(d)    Represents the tax impact of Non-GAAP adjustments by using the appropriate tax rate of the jurisdictions where the charges were incurred.